SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                      January 8, 2004 (December 31, 2003)


                            GREY GLOBAL GROUP INC.
              (Exact name of Registrant as specified in charter)


     Delaware                  0-7898                   13-0802840
 (State or Other         (Commission File No.)       (I.R.S. Employer
 Jurisdiction of                                     Identification No.)
 Incorporation)


                  777 Third Avenue, New York, New York 10017
         (Address of principal executive offices, including zip code)


                                (212) 546-2000
             (Registrant's telephone number, including area code)


                                Not applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         Effective December 31, 2003 (the "Conversion Date"), Mr. Edward H. Meyer, the Chairman and Chief Executive Officer of Grey Global Group Inc. (the "Company"), converted $3,025,000 in principal amount of the Company's 8-1/2% Convertible Subordinated Debentures due December 31, 2003 (the "Debentures"), which constitutes the entire principal amount of the Debentures. The Debentures had been purchased by Mr. Meyer on December 10, 1983 and were set to expire on the Conversion Date. In accordance with the terms of the Debentures, the Company is issuing to Mr. Meyer as of such date, 51,128 shares, including 25,564 shares of Common Stock and 25,564 shares of Limited Duration Class B Common Stock.

         On January 5, 2004, Mr. Meyer exercised non-qualified stock options (the "Options") to purchase 40,000 shares of Common Stock at an aggregate exercise price of $5,940,000 (or $148.50 per share). The Options, which had been issued in 1995 pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), were set to expire on January 5, 2004. In accordance with the terms of the Plan, Mr. Meyer elected to pay the exercise price through the delivery of shares and has delivered to the Company, in satisfaction thereof, and in satisfaction of the tax withholding obligations from the option exercise, 21,090 shares of Common Stock (plus cash in lieu of delivery of any fractional shares).

         For information concerning the beneficial ownership of any shares held, directly or indirectly, by Mr. Meyer, reference is made to the amendment to Mr. Meyer's Schedule 13D which will be filed shortly with the Securities & Exchange Commission.


                           (Signature page follows)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GREY GLOBAL GROUP INC.


                                             By: /s/ Steven G. Felsher
                                                ----------------------------
                                                Name:  Steven G. Felsher
                                                Title: Vice Chairman, Chief
                                                       Financial Officer,
                                                       Secretary and Treasurer

Dated:  January 8, 2004